EXHIBIT 10.1

Approved by the Board of Directors on November 2, 2006, and effective on November 13, 2006.

AMENDMENT NUMBER 4

to the

VANGUARD HEALTH SYSTEMS, INC.
2004 STOCK INCENTIVE PLAN

                        The first sentence of Section 3 of the above-referenced Plan is deleted in its entirety and replaced with the following new sentence:

                                    “The total number of Shares which may be issued under the Plan is 101,117.”